UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 12, 2024
(Date of earliest event reported)

ANAPTYSBIO, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle, Suite 210,
San Diego, CA 92121
(Address of Principal Executive Offices, and Zip Code)

(858) 362-6295
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On June 12, 2024, AnaptysBio, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders and the following proposals were adopted:

1.Election of three Class I directors, Daniel Faga, Dennis Fenton, Ph.D., and Oleg Nodelman, each to serve a three-year term, which will expire at the 2027 Annual Meeting of Stockholders or until such time as his or her respective successor has been duly elected and qualified or until such director’s earlier resignation or removal:

Nominees	Shares For	Shares Withheld / Abstaining	Broker Non-Votes
Daniel Faga	22,287,039	545,311	1,943,741
Dennis Fenton, Ph.D.	21,883,756	948,594	1,943,741
Oleg Nodelman	18,793,914	3,885,244	2,096,933

2.Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

Shares For	Shares Against	Shares Withheld/Abstaining	Broker Non-Votes
24,744,224	30,261	1,606	—

3.Non-binding, advisory approval of compensation paid to the Company’s named executive officers:

Shares For	Shares Against	Shares Withheld/Abstaining	Broker Non-Votes
19,874,097	2,954,956	3,397	1,943,641

4.Approval of the amendment and restatement of the Company's 2017 Equity Incentive Plan:

Shares For	Shares Against	Shares Withheld/Abstaining	Broker Non-Votes
16,839,857	4,686,098	1,306,496	1,943,640

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Amended and Restated 2017 Equity Incentive Plan.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AnaptysBio, Inc.
Date: June 12, 2024	By:	/s/ Eric Loumeau
Name: Eric Loumeau
Title: Chief Legal Officer